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                       MANAGEMENT AGREEMENT SUBORDINATION
                                       AND
                              ATTORNMENT AGREEMENT



                          Dated as of February 7, 1991



                                     BETWEEN



                  WILLIAMS HOSPITALITY MANAGEMENT CORPORATION,


                                       AND


                          THE MITSUBISHI BANK, LIMITED
                               acting through its
                                 New York Branch



                                   Relating to
                  The El Conquistador Resort and Country Club,
                         located in Fajardo, Puerto Rico

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                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
SECTION 1.   Subordination; Bank's Right to Terminate; Attornment;
             Assignment of Licenses.........................................   3

SECTION 2.   Default by Partnership under Management Agreement..............   7

SECTION 3.   Representations, Warranties, Covenants and Agreements..........  10

SECTION 4.   Liability of Bank..............................................  12

SECTION 5.   Termination of Agreement.......................................  12

SECTION 6.   Notices........................................................  12

SECTION 7.   Miscellaneous..................................................  13








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                       MANAGEMENT AGREEMENT SUBORDINATION
                                       AND
                              ATTORNMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT SUBORDINATION AND ATTORNMENT AGREEMENT (this AGREEMENT), dated as of the 7th day of February, 1991, by and between THE MITSUBISHI BANK, LIMITED, acting through its New York Branch, a banking corporation organized under the laws of Japan having an office at 225 Liberty Street, Two World Financial Center, New York, New York 10281 (the BANK), and WILLIAMS HOSPITALITY MANAGEMENT CORPORATION, a Delaware corporation having an office at 187 East Isla Verde Road, Carolina, Puerto Rico 00913 (the MANAGER).

                              W I T N E S S E T H:

         WHEREAS, El Conquistador Partnership L.P., a Delaware limited partnership (the PARTNERSHIP) and the Manager have entered into that certain Development Services and Management Agreement, dated January 12, 1990, as amended by that certain First Amendment to the Development Services and Management Agreement dated as of September 30, 1991 and that certain Second Amendment dated as of January 31, 1991 (together with any additional amendment or supplements thereto from time to time as permitted hereby, the MANAGEMENT AGREEMENT), pursuant to which the Manager agreed to, among other things, provide technical assistance and development services during the renovation of and to control, supervise and direct the operation and management of the resort and related golf course and other facilities to be known as The El Conquistador Resort and Country Club (together with the tracts of real property on which the foregoing











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is located, the PROPERTY);

         WHEREAS, pursuant to that certain Letter of Credit and Reimbursement Agreement of even date herewith between the Bank and the Partnership (such agreement, as amended and supplemented from time to time, the LETTER OF CREDIT AGREEMENT), the Bank has agreed to issue a letter of credit (the LETTER OF CREDIT) to secure the repayment of the principal of, and accrued interest on, the Loan (such term and all other capitalized terms used but not defined herein having the respective meanings ascribed to them in the Letter of Credit Agreement) in accordance with their terms;

         WHEREAS, pursuant to that certain Assignment of Management Agreement of even date herewith between the Partnership and the Bank (the ASSIGNMENT), the Partnership assigned its rights and interests under the Management Agreement to the Bank as security for the obligations of the Partnership under the Letter of Credit Agreement; and

         WHEREAS, one of the conditions precedent to the obligation of the Bank to issue the Letter of Credit is the agreement of the Manager to subordinate the Management Agreement and all of its rights, interests and benefits thereunder to the liens and charges of the Mortgage, the Pledge Agreement and the other Operative Documents in the manner hereinafter provided; and

                  WHEREAS, the financing of the Project, as contemplated by the Letter of Credit Agreement and the other Operative Documents, is in furtherance of the purposes of the Management Agreement.

                  NOW, THEREFORE, for and in consideration of the issuance of the


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Letter of Credit and the entering into of the Letter of Credit  Agreement by the
Bank, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

         SECTION 1. SUBORDINATION; BANK'S RIGHT TO TERMINATE; ATTORNMENT; ASSIGNMENT OF LICENSES.

                  (a) The Manager hereby covenants and agrees for the benefit of the Bank that the Management Agreement, the Manager's rights thereunder and the lien for the payment of any and all fees to the Manager or otherwise under the Management Agreement (the MANAGEMENT AGREEMENT FEES) are hereby made and shall unconditionally continue to be and remain at all times subject and subordinate in all respects to the liens, charges, terms, covenants and provisions of the Mortgage, the Pledge Agreement, the Letter of Credit Agreement and the other Operative Documents and any extensions, modifications, amendments and renewals thereof and the rights and benefits of the Bank thereunder.

                  (b) At any time after the occurrence of a default or event of default under the Mortgage, the Pledge Agreement, the Letter of Credit Agreement or any of the other Operative Documents and the commencement of the exercise by the Bank of any remedies for such default the result of which would be the termination of the Partnership's ownership or operation of the Property, the Bank may, upon written notice to the Manager that such events have occurred and that it elects to exercise its option under this paragraph by reason thereof, terminate the Management Agreement.


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                  (c)  If the  Bank  becomes  the  owner  of  the  Partnership's interest in the Property (whether pursuant to the Mortgage and the Pledge Agreement, by voluntary conveyance, by agreement of the parties, or otherwise, and whether in its own name, through its nominee, or otherwise), or if the interest of the Partnership in the Property is acquired by any third party as a result of any action taken by the Bank or the holder of the Mortgage relating to a default by the Partnership in its obligations to the Bank or to the holder of the Mortgage (such third party being referred to as a PURCHASER), then, provided the Management Agreement shall not previously have been terminated in accordance with its provisions or the provisions of this Agreement, the Manager shall fully and completely recognize and attorn to the Bank or the purchaser, as applicable, under the Management Agreement for the balance of the term thereof, including any extensions and renewals thereof, upon all terms and conditions therein provided (exclusive of any provisions thereof which have theretofore been fully performed or which depend upon the identity or involvement of or performance by any named individuals, insofar as the same relate to the obligations of the Partnership, or other Persons controlling, controlled by or under common control with the Partnership), so as to establish direct privity of contract between the Bank or the purchaser, as applicable, and the Manager; and the Manager shall thereafter make all payments required thereunder to be made to the Partnership directly to the Bank or the purchaser, as applicable; PROVIDED, HOWEVER, that the Bank or the purchaser, as applicable, shall not:

                           (i)  be  liable  for  any  act  or  omission  of  the
Partnership or be liable for any sums due and payable to the Manager under the Management Agreement


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prior to the Bank's or the  purchaser's  taking  possession  of the  Property or otherwise acquiring or succeeding to the interest of the Partnership under the Management Agreement;

                           (ii) be obligated to pay any deferred fees due solely
by reason of the acceleration thereof (it being understood that, in such event, the provisions of the Management Agreement providing for the deferral of fees shall continue in full force and effect);

                           (iii) be subject to any offsets or defenses which the
Manager may be entitled to assert against the Partnership; or

                           (iv) be bound by any amendment or modification of the
Management Agreement made without the consent of the Bank.

                  (d) Notwithstanding anything to the contrary in the Management Agreement, the Bank or the purchaser, as applicable, shall be obligated under the Management Agreement pursuant to this Section 1 only for the period of time during which the Bank or the purchaser, as applicable, has an interest in the Property, and shall not have any liability with respect to any obligations accruing prior to or following such period; provided, however, that any such purchaser shall continue to be liable for obligations accruing under the Management Agreement after the sale of the Property by such purchaser to another party to the extent so provided in the Management Agreement.

                  (e) The Manager hereby covenants and agrees for the benefit of the Bank that upon its receipt of a notice of default on the part of the Partnership under the Letter of Credit Agreement or any of the Operative Documents, the Manager shall, upon


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written  notice  from the Bank  that the Bank  invokes  the  provisions  of this paragraph by reason thereof (without the necessity for the Bank to obtain from the Partnership any authorization or direction of the Manager to satisfy the Manager that any such default exists), hold all amounts received by the Manager in connection with the operation of the Project or otherwise received on behalf of the Partnership in trust for the Bank and/or turn same over to the Bank, as the Bank shall direct, or open new bank accounts in banks and in names designated by the Bank into which the Manager shall transfer all funds then in the bank accounts established pursuant to Section 4.8 of the Management Agreement, which new accounts shall thereafter be considered to be the operating accounts of the Project. The foregoing shall not be interpreted to prevent the Manager from paying its management fees in accordance with the provisions of the Management Agreement (provided it is not in default thereunder or hereunder) or from paying bills to third parties incurred in connection with the operations of the Property, as same become due and payable, pursuant to the terms of the Management Agreement.

                  (f) This Agreement and the provisions of the Mortgage, the Pledge Agreement and the Letter of Credit Agreement shall supersede, to the extent inconsistent with, any provisions of the Management Agreement relating to the priority or subordination of the Management Agreement and the interests and estates created thereby to the liens or charges of the Mortgage, the Pledge Agreement and any of the other Operative Documents. Without limiting the generality of the foregoing, the Manager acknowledges that it has been furnished with copies of the Operative Documents and is familiar with the terms thereof, and the Manager hereby waives any provisions of the


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Management  Agreement  relating to insurance  requirements,  the  application of insurance proceeds and/or condemnation awards or similar payments which are inconsistent with the terms of the Mortgage, Pledge Agreement and/or the Letter of Credit Agreement.

                  (g) At the Bank's request, the Manager shall enter into collateral assignments, in form and substance satisfactory to the Bank, of the Manager's rights, title and interest in and to any transportation permits relating to the Property. In addition, if the Bank or a purchaser becomes the owner of the Partnership's interest in the Property then, upon the written request of the Bank or such purchaser, the Manager shall directly assign its rights, title and interest in and to any transportation permits relating to the Property to the Bank or the purchaser, as the case may be, to the extent permitted by law.

         SECTION 2. DEFAULT BY PARTNERSHIP UNDER MANAGEMENT AGREEMENT.

         (a) The Manager hereby covenants and agrees for the benefit of the Bank that upon the occurrence of any event which would, under the terms of the Management Agreement, give rise to a right on the part of the Manager to terminate the Management Agreement (herein called a MANAGEMENT AGREEMENT DEFAULT), the Manager shall notify the Partnership thereof immediately upon the Manager's becoming aware of such Management Agreement Default, and shall not exercise such right to terminate until:

                  (i) the Manager has first given the Bank written notice (the DEFAULT NOTICE) setting forth (A) the occurrence of such Management Agreement Default, describing the same in reasonable detail, (B) the provision of the Management


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Agreement violated by such Management Agreement Default, (C) the applicable cure period, if any, and (D) the Manager's intent to terminate the Management Agreement by reason thereof; and

                  (ii) except as otherwise  provided in the following  paragraph
(b), the Bank has failed to cure such management Agreement Default within thirty
(30) days after the later of (x) the receipt of the Default Notice or (y) the expiration of the applicable cure period specified in the Default Notice or otherwise permitted under the Management Agreement or, if a stay, order or decree of a court of competent jurisdiction enjoining the termination by the Manager of the Management Agreement shall have been obtained by the Partnership prior to the expiration of the applicable cure period specified in the Default Notice or otherwise permitted under the Management Agreement, within thirty (30) days after such stay, order or decree (including any preliminary or permanent injunction in substance continuing in effect the provisions of a temporary restraining order or stay) shall have been vacated, dissolved or terminated, whichever shall be the later (any such thirty (30) day period being hereinafter called the BANK CURE PERIOD); PROVIDED that if such Management Agreement Default cannot be cured by the payment of money and cannot with due diligence be cured prior to the expiration of the Bank Cure Period but is nevertheless reasonably curable, then the Manager shall not exercise such right to terminate if, and the Bank Cure Period shall be extended for so long as, the Bank and/or the Partnership commences to cure such Management Agreement Default within the Bank Cure Period and thereafter prosecutes to completion the curing of such Management Agreement Default with diligence and continuity.


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         (b) If a Management  Agreement Default is not reasonably curable by the
Bank or if the Bank requires possession of the Property or any portion thereof to effect such cure, Manager agrees that so long as the fees and other amounts thereafter arising under the Management Agreement and payable to the Manager are paid by the Bank or otherwise, Manager shall not exercise its right to terminate the Management Agreement until sixty (60) days after the Bank has secured the appointment of a receiver with respect to the Property (and the Bank hereby agrees to apply promptly for such appointment) or the Bank has gained possession thereof; PROVIDED, HOWEVER, that if such Management Agreement Default cannot with due diligence be cured prior to the expiration of such sixty (60) day period, the Manager shall not exercise such right to terminate if, and such sixty (60) day period shall be extended for as long as, the Bank and/or Partnership commences to cure such Management Agreement Default within such sixty (60) day period and thereafter prosecutes to completion the curing of such Management Agreement Default with diligence and continuity.

         (c) In the event of the occurrence of any default by the Partnership under the Management Agreement, the Bank may, in its sole discretion, take any and all acts and measures which may be required to cure any such default, including, without limitation, the expenditure of money; PROVIDED, HOWEVER, nothing in this Section shall be construed to require the Bank to remedy or correct any default of the Partnership or any other condition relating to or arising in respect of the Management Agreement. In addition, the Bank shall have the right, but not the obligation, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights and powers


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of the Bank hereunder.

         (d) For the purposes of this Agreement, any provision of the Management Agreement providing for automatic termination of such Management Agreement or for termination without notice or other action by the Manager, upon the occurrence of a particular event, shall be ineffective with respect to the rights of the Bank hereunder for so long as the Letter of Credit or the Letter of Credit Agreement shall remain in effect, and upon the happening of any such event the Manager shall promptly notify the Bank as provided in paragraph (a) above and the Bank shall have the rights provided in paragraphs (a), (b) and (c) above, and the Manager agrees, notwithstanding any termination of the Management Agreement as to the Partnership, to continue to perform under the Management Agreement for the benefit of the Bank as if the Management Agreement were still in effect.

         SECTION 3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

         The Manager hereby represents and warrants to and covenants and agrees for the benefit of the Bank that:

                           (i) The  Management  Agreement is the only  agreement
between the Partnership and the Manager with respect to the management of the Project, and the Management Agreement embodies the entire agreement between the Partnership and the Manager with respect to the management of the Project;

                           (ii) the  Management  Agreement  is valid and in full
force and effect and has not been amended, modified or supplemented in any respect except by the First Amendment thereto dated as of September 30, 1990 and the Second Amendment


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thereto dated as of January 31, 1991;

                           (iii) neither the Manager nor, to the best  knowledge
of the Manager, the Partnership is in default with respect to its obligations to the other under the Management Agreement, nor is any condition now existing which, with notice or lapse of time or both, would constitute a default thereunder, and all terms and conditions have been performed as required under the Management Agreement;

                           (iv) the Manager has the unencumbered  right to enter
into this Agreement;

                           (v) the Manager has not received  notice of any prior
assignment or transfer of the Partnership's interest under the Management Agreement;

                           (vi) the Manager  shall not alter,  modify,  amend or
otherwise change the terms, covenants or conditions of the Management Agreement or cancel or terminate the Management Agreement (except in accordance with the terms hereof) or accept a surrender thereof or waive, reduce or in any manner release the Partnership from any obligation thereunder, without the prior written approval of the Bank, which approval may be granted or withheld by the Bank in its sole discretion;

                           (vii) the  Manager  will  within  ten (10) days after
request therefor from the Bank deliver to the Bank a certificate, executed on behalf of the Manager by the chief financial officer of the Manager, stating that as of the date of such certificate, no default or event of default under the Management Agreement by the Partnership has occurred and is continuing, or if any such default or event of default has occurred and is continuing, describing in reasonable detail each such default or event of default and


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the action, if any and if known, taken or being taken to cure the same; and


                           (viii)  notwithstanding   anything  to  the  contrary
contained in the Management Agreement, the Manager shall not make or accept, as the case may be, any prepayments of any portion of the Manager's fees under the Management Agreement.

         SECTION 4. LIABILITY OF BANK.

         Except as expressly provided in Sections 1 and 2 of this Agreement, neither this Agreement nor any action on the part of the Bank shall constitute an assumption by the Bank of any of the obligations of the Partnership under the Management Agreement, and the Partnership shall continue to be liable to the Manager for all of its obligations thereunder.

         SECTION 5. TERMINATION OF AGREEMENT.

         This Agreement shall terminate upon the expiration or termination of the Letter of Credit Agreement and the Letter of Credit and the satisfaction of all obligations, both monetary and otherwise, of the Partnership under the Letter of Credit Agreement and the Letter of Credit. The Bank, at the Partnership's expense, shall execute and deliver such instruments as the Manager may reasonably request to evidence such termination.

         SECTION 6. NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed (registered or certified mail, return receipt requested, and postage prepaid), hand-delivered, with signed receipt, or sent by nationally-recognized overnight courier, if to the Bank, at its address


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at  225  Liberty  Street,  Two World Financial Center, New York, New York 10281,
Attention: Real Estate Finance Group (Mr. Akira Fujii or Mr. Russ LoPinto), with a copy similarly delivered to Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022, Attention: Warren J. Bernstein, Esq. and if to the Manager, at c/o Mr. Hugh A. Andrews, Williams Hospitality Management Corp., 187 East Isla Verde Road, Carolina, Puerto Rico 00913, with a copy to Whitman and Ransom, 200 Park Avenue, New York, New York 10166, Attention:
Jeffrey N. Siegel, Esq., or to such other address with respect to any party as such party shall notify the other party in writing. All such notices and other communications shall be effective when received at the address specified aforesaid.

         SECTION 7. MISCELLANEOUS.

         (a) All covenants and agreements herein shall apply to, inure to the benefit of, and bind the respective successors and assigns of the Bank and the Manager. Upon any assignment or transfer by the Bank of its rights and interests under this Agreement, the Bank shall be relieved of all obligations and liabilities hereunder thereafter accruing.

         (b) In the event any term or provision of this Agreement or the application thereof to any person or circumstance shall, for any reason or to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of any such provision to persons or circumstances other than those as to whom or which it has been determined to be invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable


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to the fullest extent permitted by law.

         (c) The Manager hereby covenants and agrees to execute and deliver, in recordable form if necessary, any and all further documents and instruments reasonably requested by the Bank to give effect to the terms and provisions of this Agreement and to take such further acts or actions as may be necessary to effectuate the provisions hereof or any transaction contemplated hereby.

         (d) Any provision of this Agreement to the contrary notwithstanding, this Agreement shall not create, or be construed as evidence of, any right, interest or estate of the Manager in or with respect to the Project not expressly set forth in or created by the Management Agreement.

         (e) This Agreement may be amended or modified only by an instrument in writing executed by the parties hereto.

         (f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Puerto Rico.

         (g) The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         (h) By the execution hereof, the Manager hereby represents that it has received a copy of the Assignment and hereby consents to the provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


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                          THE MITSUBISHI BANK, LIMITED,
                       acting through its New York Branch



                                       By: /s/
                                           -------------------------------------
                                           Name: Tadaaki Hamada
                                           Title: Senior Vice President


                                       WILLIAMS HOSPITALITY
                                       MANAGEMENT CORPORATION



                                       By: /s/
                                           -------------------------------------
                                           Name: Hugh A. Andrews
                                           Title: President

Affidavit No.  106 (Copy)

         Acknowledged and subscribed before me by Hugh A. Andrews, of legal age, married, business executive and resident of San Juan, Puerto Rico, in his capacity as President of Williams Hospitality Management Corporation and by Tadaaki Hamada, of legal age, married, banker and resident of Wyckoff, New
Jersey, in his capacity as Senior Vice President of The Mitsubishi Bank, Limited, acting through its New York Branch identified by the means set forth in
Article 17(c) of the Notarial Law of Puerto Rico in San Juan, Puerto Rico, this 7th day of February, 1991.



                                       _________________________________________
                                                      Notary Public






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